Exhibit 10.22
AMENDMENT NUMBER ONE
TO THE
WYNDHAM WORLDWIDE CORPORATION
OFFICER DEFERRED COMPENSATION PLAN
          WHEREAS, Wyndham Worldwide Corporation (the “Company”), maintains the Wyndham Worldwide Corporation Officer Deferred Compensation Plan (the “Plan”);
          WHEREAS, pursuant to Section 9.1 of the Plan, the Company has reserved the right to amend the Plan;
          WHEREAS, the Company desires to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and regulations and guidance issued thereunder (collectively, “Code Section 409A”); and
          WHEREAS, approval by the Company’s stockholders is not required with respect to these amendments.
          NOW, THEREFORE, the Plan is hereby amended effective as of December 31, 2008, as follows:
1.	The first sentence of Section 2.19 of the Plan is hereby amended in its entirety as follows:
“Separation from Service means a Participant’s death, retirement or other termination of employment with the Employer and all of its affiliates (as determined in accordance with Treasury Regulation § 1.409A-1(h)(1)).”
2.	The second sentence of Section 4.1 of the Plan is hereby amended in its entirety as follows:
“Any individual who becomes an Eligible Employee after the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within 30 days following the date the individual first becomes an Eligible Employee, elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, which are payable to the Participant after the date on which the individual files the Election Form.”
3.	Section 4.1 of the Plan is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding any other provision herein, any Compensation deferred pursuant to an Election Form shall be Compensation that relates solely to services performed after the Election Form is filed.”
4.	Section 7.1 of the Plan is hereby amended by adding the following sentences to the end thereof:
“Notwithstanding anything to the contrary in the Plan, including this Section 7.1, the Participant may make a one time election no later than December 31, 2008, to receive a distribution from the Participant’s account under the Plan on a specified date in accordance with the transition relief set forth under Internal Revenue Service Notice 2006-79 and 2007-86 with regard to Code Section 409A (as defined below). Any such election shall be made on the form to be provided by the Plan Administrator which shall set forth the provisions applicable to such election.”
5.	Section 7.2 of the Plan is hereby amended in its entirety as follows:
“Subject to Section 7.5, within 90 days of a Change of Control, each Participant shall be paid his or her entire Account balance (including any amount vested pursuant to Section 6.3) in a single lump sum payment.”
6.	Section 7.3 of the Plan is hereby amended in its entirety as follows:
“7.3 Death
If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid within 90 days of the Participant’s death to the Participant’s designated beneficiary or beneficiaries, in the form elected by the Participant under either of the following options:
a.	a single lump sum payment; or

b.	annual installments over a period elected by the Participant up to 10 years, the amount of each installment to equal the balance of the Account immediately prior to the installment divided by the number of unpaid installments.
Any designation of beneficiary and form of payment to such beneficiary shall be made by the Participant on an Election Form filed with the Plan Administrator. The beneficiary may be changed by the Participant at any time. The form of payment set forth in the Election Form may be changed by the Participant, provided, that, the change does not take effect for at least 12 months after the change is made, the change is made at least 1 year prior to the payment date and the deferral is for at least five years, all in accordance with Code Section 409A. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant’s surviving spouse, or, if none, to his or her issue per stirpes, in a single lump sum. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant’s estate.”
7.	Section 7.5 of the Plan is hereby amended in its entirety as follows:
“7.5.1 Section 409A. Although the Employer does not guarantee to the Participant any particular tax treatment relating to the payments under the Plan, it is intended that such payments be exempt from, or comply with, Section 409A of Code and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”), and the Plan shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A.
7.5.2 Installments. If under the Plan, an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.
7.5.3 Separation From Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of amounts or benefits subject to Code Section 409A upon or following a termination of employment unless such termination is also a Separation from Service and, for purposes of any such provision of the Plan, references to a “resignation,” “termination,” “termination of employment” or like terms shall mean Separation from Service.
7.5.4 Specified Employee. If a Participant is deemed on the date of termination of his employment to be a “specified employee”, within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology, then:
     (i) With regard to any payment, the providing of any benefit or any distribution of equity that constitutes “deferred compensation” subject to Code Section 409A, payable upon separation from service, such payment, benefit or distribution shall not be made or provided prior to the earlier of (i) the expiration of the six-month period measured from the date of Participant’s Separation from Service or (ii) the date of Participant’s death; and
     (ii) On the first day of the seventh month following the date of Participant’s Separation from Service or, if earlier, on the date of his death, (x) all payments delayed pursuant to this Section 7.5.4 (whether they would otherwise have been payable in a single sum or in installments in the absence of such delay), shall be paid or reimbursed to the Participant in a lump sum, and any remaining payments and benefits due under the Plan shall be paid or provided in accordance with the normal dates specified for them herein.
7.5.5 Payment Period. Whenever a payment under the Plan specifies a payment period with reference to a number of days (e.g., “payment shall be made within forty (40) days following the date of termination), the actual date of payment within the specified period shall be within the sole discretion of the Company.
7.5.6. Compliance. Notwithstanding anything herein to the contrary, in no event whatsoever shall the Employer be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A.”
8.	Section 9.2 of the Plan is hereby amended by adding the following sentence to the end thereof:
“In all cases, the Plan shall be terminated in accordance with Code Section 409A.”
[Signature Page Follows]

          IN WITNESS WHEREOF, this amendment has been executed December 31, 2008.

WYNDHAM WORLDWIDE CORPORATION
By:	/s/ Mary R. Falvey
Mary R. Falvey
Executive Vice President

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